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                                                                     EXHIBIT 5.1



                                October 24, 2000


Triton Energy Limited
Caledonian House
Jennett Street
P.O. Box 1043
George Town
Grand Cayman, Cayman Islands

Ladies and Gentlemen:

         We have acted as counsel for Triton Energy Limited, a Cayman Islands company (the "Company"), in connection with the exchange of $300,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2007 (the "New Notes") for $300,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2007 (the "Old Notes"). The New Notes are to be exchanged for the Old Notes in a registered exchange offer (the "Exchange Offer") pursuant to the Registration Rights Agreement dated October 4, 2000 (the "Registration Rights Agreement"), among the Company, Chase Securities Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Barclays Capital, and Deutsche Banc Alex. Brown.

         The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture dated as of October 4, 2000 (the "Indenture"), between the Company and The Chase Manhattan Bank, a New York banking corporation, as Trustee (the "Trustee"). Unless the context otherwise requires, each capitalized term used and not defined herein shall have the meaning given such term in the Indenture.

         In reaching the opinion set forth herein, we have reviewed originals or copies of the Indenture, the Registration Rights Agreement, the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933 registering the offering of the New Notes (the "Registration Statement"), and such other documents and matters of law that we deemed relevant.

         Based upon the foregoing, and subject to the assumptions and qualifications hereinafter stated, we express the opinion that the New Notes, when duly executed, authenticated, issued and delivered in accordance with the Exchange Offer and the Indenture, and when delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent



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Triton Energy Limited
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October 24, 2000


transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         For purposes of this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement as having passed on certain legal matters in connection with the Notes. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. The opinion expressed herein is for the sole use and benefit of, and may only be relied upon by, the Company, and is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

                                Very truly yours,




                                /s/ Vinson & Elkins L.L.P.